Exhibit 99.5

EATON CORPORATION plc
UPDATED PART I, ITEM 1. FINANCIAL INFORMATION
NOTE 14. CONDENSED CONSOLIDATING FINANCIAL INFORMATION
OF THE QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2013

PART I — FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS.

EATON CORPORATION plc
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended June 30		Six months ended June 30
(In millions except for per share data)	2013	2012	2013	2012
Net sales	$5,602	$4,068	$10,912	$8,028

Cost of products sold	3,870	2,815	7,605	5,569
Selling and administrative expense	960	690	1,918	1,392
Research and development expense	161	106	313	211
Interest expense - net	71	30	146	58
Other expense (income) - net	6	8	(4)	11
Income before income taxes	534	419	934	787
Income tax expense	37	37	57	94
Net income	497	382	877	693
Less net income for noncontrolling interests	(3)	—	(5)	—
Net income attributable to Eaton ordinary shareholders	$494	$382	$872	$693

Net income per ordinary share
Diluted	$1.04	$1.12	$1.83	$2.04
Basic	1.04	1.13	1.84	2.06

Weighted-average number of ordinary shares outstanding
Diluted	476.3	339.5	475.7	339.6
Basic	473.4	337.0	472.6	336.2

Cash dividends declared per ordinary share	$0.42	$0.38	$0.84	$0.76

The accompanying notes are an integral part of these condensed consolidated financial statements.

EATON CORPORATION plc
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three months ended June 30		Six months ended June 30
(In millions)	2013	2012	2013	2012
Net income	$497	$382	$877	$693
Less net income for noncontrolling interests	(3)	—	(5)	—
Net income attributable to Eaton ordinary shareholders	494	382	872	693

Other comprehensive (loss) income, net of tax
Currency translation and related hedging instruments	(109)	(271)	(390)	(99)
Pensions and other postretirement benefits	36	33	89	71
Cash flow hedges	1	(4)	(5)	12
Other comprehensive loss attributable to Eaton ordinary shareholders	(72)	(242)	(306)	(16)

Total comprehensive income attributable to Eaton ordinary shareholders	$422	$140	$566	$677

The accompanying notes are an integral part of these condensed consolidated financial statements.

EATON CORPORATION plc
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	June 30, 2013	December 31, 2012
Assets
Current assets
Cash	$628	$577
Short-term investments	368	527
Accounts receivable - net	3,820	3,510
Inventory	2,405	2,339
Deferred income taxes	448	442
Prepaid expenses and other current assets	560	429
Total current assets	8,229	7,824

Property, plant and equipment - net	3,749	3,823

Other noncurrent assets
Goodwill	14,049	14,211
Other intangible assets	7,186	7,468
Deferred income taxes	1,169	1,254
Other assets	875	1,704
Total assets	$35,257	$36,284

Liabilities and shareholders’ equity
Current liabilities
Short-term debt	$115	$757
Current portion of long-term debt	575	314
Accounts payable	2,045	1,879
Accrued compensation	368	463
Other current liabilities	1,878	2,057
Total current liabilities	4,981	5,470

Noncurrent liabilities
Long-term debt	9,069	9,762
Pension liabilities	1,805	2,004
Other postretirement benefits liabilities	736	740
Deferred income taxes	2,301	2,341
Other noncurrent liabilities	934	812
Total noncurrent liabilities	14,845	15,659

Shareholders’ equity
Eaton shareholders’ equity	15,388	15,113
Noncontrolling interests	43	42
Total equity	15,431	15,155
Total liabilities and equity	$35,257	$36,284

The accompanying notes are an integral part of these condensed consolidated financial statements.

EATON CORPORATION plc
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30
(In millions)	2013	2012
Operating activities
Net income	$877	$693
Adjustments to reconcile to net cash provided by operating activities
Depreciation and amortization	490	278
Pension expense	148	136
Contributions to pension plans	(244)	(355)
Contributions to other postretirement benefits plans	(29)	(35)
Changes in working capital	(647)	(444)
Other - net	114	98
Net cash provided by operating activities	709	371

Investing activities
Cash paid for acquisitions of businesses	(11)	(365)
Capital expenditures for property, plant and equipment	(251)	(231)
Sales of short-term investments - net	148	35
Proceeds from sale of business	761	3
Other - net	(41)	(24)
Net cash provided by (used in) investing activities	606	(582)

Financing activities
Proceeds from borrowings	28	600
Payments on borrowings	(977)	(18)
Cash dividends paid	(397)	(255)
Exercise of employee stock options	78	44
Excess tax benefit from equity-based compensation	22	21
Other - net	(4)	(47)
Net cash (used in) provided by financing activities	(1,250)	345

Effect of currency on cash	(14)	6
Total increase in cash	51	140
Cash at the beginning of the period	577	385
Cash at the end of the period	$628	$525

The accompanying notes are an integral part of these condensed consolidated financial statements.

EATON CORPORATION plc
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Amounts are in millions unless indicated otherwise (per share data assume dilution).

Note 1.	BASIS OF PRESENTATION
The accompanying unaudited condensed consolidated financial statements of Eaton Corporation plc (Eaton or Company) have been prepared in accordance with generally accepted accounting principles for interim financial information, the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments (consisting of normal recurring accruals) have been made that are necessary for a fair presentation of the condensed consolidated financial statements for the interim periods.
This Form 10-Q should be read in conjunction with the consolidated financial statements and related notes included in Eaton’s 2012 Form 10-K. The interim period results are not necessarily indicative of the results to be expected for the full year. Management has evaluated subsequent events through the date this Form 10-Q was filed with the Securities Exchange Commission.
During the first quarter of 2013, Eaton re-segmented certain reportable operating segments due to a reorganization of the Company's businesses. The new reportable business segments include Electrical Products and Electrical Systems and Services (which include legacy Eaton and former Cooper Industries plc (Cooper) electrical businesses), and Vehicle (which includes truck and automotive drivetrain and powertrain systems businesses). See Note 13 for additional information related to these segments.
During the second quarter of 2013, Eaton made adjustments to the purchase price allocation related to the acquisition of Cooper. These adjustments have been reflected in the Condensed Consolidated Balance Sheet at December 31, 2012. The Company did not revise the Consolidated Statement of Income for the year ended December 31, 2012, as any adjustment was considered immaterial. See Note 2 for additional information related to the acquisition Cooper.
Certain prior year amounts have been reclassified to conform to the current year presentation.

Note 2.	ACQUISITIONS AND SALE OF BUSINESSES
In 2012, Eaton acquired businesses in separate transactions. The Consolidated Statements of Income include the results of these businesses from the dates of the transactions. These transactions and the related annual sales prior to acquisition are summarized below:

Acquired businesses	Date of transaction	Business segment	Annual sales
Cooper Industries plc	November 30, 2012	Electrical Products; Electrical Systems and Services	$5,409 for 2011
A diversified global manufacturer of electrical products and systems, with brands including Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products.

Rolec Comercial e Industrial S.A.	September 28, 2012	Electrical Systems and Services	$85 for the 12 months ended September 30, 2012
A Chilean manufacturer of integrated power assemblies and low- and medium-voltage switchgear, and a provider of engineering services serving mining and other heavy industrial applications in Chile and Peru.

Jeil Hydraulics Co., Ltd.	July 6, 2012	Hydraulics	$189 for 2011
A Korean manufacturer of track drive motors, swing drive motors, main control valves and remote control valves for the construction equipment market.

Polimer Kaucuk Sanayi ve Pazarlama A.S.	June 1, 2012	Hydraulics	$335 for 2011
A Turkish manufacturer of hydraulic and industrial hose for construction, mining, agriculture, oil and gas, manufacturing, food and beverage, and chemicals markets. This business sells its products under the SEL brand name.

Gycom Electrical Low-Voltage Power Distribution, Control and Automation	June 1, 2012	Electrical Systems and Services	$24 for 2011
A Swedish electrical low-voltage power distribution, control and automation components business.

Cooper Industries plc
On November 30, 2012, Eaton Corporation acquired Cooper for a purchase price of $13,192. The acquisition of Cooper has been accounted for using the acquisition method of accounting which requires, among other things, the assets acquired and liabilities assumed be recognized at their respective fair values as of the acquisition date. For accounting purposes, Eaton has been treated as the acquirer in the transaction.
The purchase price allocation below represents Cooper's opening balance sheet on November 30, 2012 which was initially reported in the Form 10-K for the year ended December 31, 2012. During the quarter ended June 30, 2013, opening balance sheet adjustments have been made to update Eaton's preliminary estimates primarily related to intangible assets, goodwill, certain property values and the related deferred tax impact. These adjustments have been reflected in the December 31, 2012 Condensed Consolidated Balance Sheet.

	November 30, 2012 (as previously reported)	Adjustments	November 30, 2012 (as adjusted)
Working capital accounts (1)	$2,314	$(10)	$2,304
Prepaid expenses and other current assets	339	(135)	204
Property, plant and equipment	940	(55)	885
Investment in Apex Tool Group, LLC	800	7	807
Intangible assets	4,577	673	5,250
Other assets	35	—	35
Debt	(1,221)	—	(1,221)
Accounts payable	(519)	—	(519)
Other current liabilities	(634)	(39)	(673)
Deferred taxes and other noncurrent liabilities	(1,943)	(242)	(2,185)
Total identifiable net assets	4,688	199	4,887
Goodwill	8,504	(199)	8,305
Total consideration	$13,192	$—	$13,192

(1) Working capital accounts include Cash, Short-term investments, Accounts receivable and Inventory.
The purchase price allocation for Cooper continues to be evaluated. As the Company finalizes the fair value of assets acquired and liabilities assumed, additional purchase price adjustments will be recorded. Fair value estimates are based on a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. The finalization of the purchase accounting assessment will result in changes in the valuation of assets acquired and liabilities assumed and may have a material impact on the Company's results of operations and financial position.
Goodwill has been allocated to the Electrical Products and Electrical Systems and Services segments. The goodwill recognized is calculated as the excess of the consideration transferred over the net assets recognized and represents the expected revenue and cost synergies of the combined company and assembled workforce. Goodwill recognized as a result of the acquisition is not deductible for tax purposes. See Note 4 for additional information about goodwill.
Sale of Apex Tool Group, LLC
In July 2010, Cooper formed a joint venture, named Apex Tool Group, LLC (Apex), with Danaher Corporation (Danaher). Apex was formed by combining Cooper’s tools business with certain tools businesses from Danaher’s Tools and Components segment. Cooper and Danaher each owned a 50% interest in the joint venture, had equal representation on its board of directors and had a 50% voting interest in the joint venture.
On October 10, 2012, Cooper and Danaher announced they had entered into a definitive agreement to sell Apex to Bain Capital for approximately $1.6 billion subject to post-closing adjustments. On February 1, 2013, the sale of Apex was completed.

Note 3.	ACQUISITION INTEGRATION AND RESTRUCTURING CHARGES
Eaton incurs integration charges and transaction costs related to acquired businesses. A summary of these charges follows:

	Three months ended June 30		Six months ended June 30
	2013	2012	2013	2012
Acquisition integration charges
Electrical Products	$12	$—	$15	$—
Electrical Systems and Services	11	5	16	7
Hydraulics	8	3	20	4
Total business segments	31	8	51	11
Corporate	6	1	12	1
Total acquisition integration charges	$37	$9	$63	$12

Transaction costs
Corporate	$2	$7	$7	$7
Total transaction costs	$2	$7	$7	$7

Total acquisition integration charges and transaction costs before income taxes	$39	$16	$70	$19
Total after income taxes	$25	$10	$47	$12
Per ordinary share - diluted	$0.05	$0.03	$0.10	$0.04
Business segment integration charges in 2013 were related primarily to the integrations of Cooper, Polimer Kaucuk Sanayi ve Pazarlama, Jeil Hydraulics and Rolec Comercial e Industrial. Business segment integration charges in 2012 were related primarily to the integrations of E. Begerow GmbH & Co. KG and Internormen Technology Group. These charges were included in Cost of products sold or Selling and administrative expense, as appropriate. In Business Segment Information the charges reduced Operating profit of the related business segment.
Corporate integration charges in 2013 and 2012 were related primarily to the integration of Cooper. These charges were included in Selling and administrative expense. In Business Segment Information the charges were included in Other corporate expense - net.
Acquisition-related transaction costs, such as investment banking, legal, and other professional fees are not included as a component of consideration transferred in an acquisition but are expensed as incurred. Acquisition related transaction costs in 2013 and 2012 were related to the acquisition of Cooper. These charges were included in Selling and administrative expense, Interest expense - net and Other corporate expense - net, as appropriate. In Business Segment Information the charges were included in Interest expense - net and Other corporate expense - net.
See Note 2 for additional information about business acquisitions.
Restructuring Charges
During the fourth quarter of 2012, Eaton undertook restructuring activities to improve the efficiency of certain businesses. These actions resulted in a charge in the fourth quarter of 2012 of $50, comprised of severance costs totaling $34 and other non-cash expenses totaling $16.
During the first half of 2013, Eaton undertook restructuring activities related to the acquisition and integration of Cooper in an effort to gain efficiencies in selling, marketing, traditional back-office functions and manufacturing and distribution. These actions resulted in charges totaling $17, comprised primarily of severance costs, and are included in the table above in acquisition integration charges. These restructuring initiatives are expected to continue through the second half of 2013.
Restructuring charges were included in Cost of products sold or Selling and administrative expense, as appropriate. In Business Segment Information, the charges reduced Operating profit of the related business segment. See Note 13 for additional information about business segments. As of June 30, 2013, the liabilities related to restructuring actions totaled $36.

Note 4.	GOODWILL
A summary of goodwill follows:

	June 30, 2013	December 31, 2012
Electrical Products	$5,787	$5,874
Electrical Systems and Services	5,486	5,531
Hydraulics	1,383	1,404
Aerospace	1,038	1,045
Vehicle	355	357
Total goodwill	$14,049	$14,211
During the second quarter ended June 30, 2013, purchase price allocation adjustments related to the acquisition of Cooper resulted in retrospective adjustments to goodwill for Electrical Products and Electrical Systems and Services at December 31, 2012. See Note 2 for additional information related to purchase price allocation adjustments.
The decrease in total goodwill in 2013 was related to the impact of currency translation.

Note 5.	DEBT
On November 30, 2012, the closing date of the acquisition of Cooper, Eaton borrowed $1,669 on a $6.75 billion, 364-day bridge facility (the Facility) which was obtained on May 21, 2012. The Facility was obtained to finance a portion of the cash paid to acquire Cooper and was available in a single draw on the closing date of the acquisition. On February 1, 2013, Eaton repaid the outstanding balance on the Facility.

Note 6.	RETIREMENT BENEFITS PLANS
The components of retirement benefits expense follow:

	Three months ended June 30
	United States pension benefit expense		Non-United States pension benefit expense		Other postretirement benefits expense
	2013	2012	2013	2012	2013	2012
Service cost	$32	$29	$15	$12	$5	$4
Interest cost	37	33	19	19	8	10
Expected return on plan assets	(56)	(45)	(21)	(19)	(1)	(2)
Amortization	33	29	7	4	4	3
	46	46	20	16	16	15
Settlement loss	10	5	—	—	—	—
Total expense	$56	$51	$20	$16	$16	$15

	Six months ended June 30
	United States pension benefit expense		Non-United States pension benefit expense		Other postretirement benefits expense
	2013	2012	2013	2012	2013	2012
Service cost	$64	$58	$30	$24	$10	$8
Interest cost	74	67	39	38	17	19
Expected return on plan assets	(113)	(90)	(42)	(38)	(3)	(3)
Amortization	66	58	14	8	7	7
	91	93	41	32	31	31
Settlement loss	16	9	—	2	—	—
Total expense	$107	$102	$41	$34	$31	$31

Note 7.	LEGAL CONTINGENCIES
Eaton is subject to a broad range of claims, administrative and legal proceedings such as lawsuits that relate to contractual allegations, tax audits, patent infringement, personal injuries (including asbestos claims), antitrust matters and employment-related matters. Although it is not possible to predict with certainty the outcome or cost of these matters, the Company believes they will not have a material adverse effect on the consolidated financial statements.
In December 2010, a Brazilian court held that a judgment obtained by a Brazilian company, Raysul, against another Brazilian company, Saturnia, which was sold by Eaton in 2006, could be enforced against Eaton Ltda. This judgment is based on an alleged violation of an agency agreement between Raysul and Saturnia. At June 30, 2013, the Company has a total accrual of 71 Brazilian Reais related to this matter ($32 based on current exchange rates), comprised of 60 Brazilian Reais recognized in the fourth quarter of 2010 ($27 based on current exchange rates) with an additional 11 Brazilian Reais recognized through June 30, 2013 ($5 based on current exchange rates). In 2010, Eaton filed motions for clarification with the Brazilian court of appeals which were denied on April 6, 2011. Eaton Holding and Eaton Ltda. filed appeals on various issues to the Superior Court of Justice in Brasilia. In April 2013, the Superior Court of Justice ruled in favor of Raysul. Additional motions for clarification have been filed with the Superior Court of Justice in Brasilia and an additional appeal is being considered. The Company expects that any sum it may be required to pay in connection with this matter will not exceed the amount of the recorded liability.
On October 5, 2006, ZF Meritor LLC and Meritor Transmission Corporation (collectively, Meritor) filed an action against Eaton in the United States District Court for Delaware. The action sought damages, which would be trebled under United States antitrust laws, as well as injunctive relief and costs. The suit alleged that Eaton engaged in anti-competitive conduct against Meritor in the sale of heavy-duty truck transmissions in North America. Following a four week trial on liability only, on October 8, 2009, the jury returned a verdict in favor of Meritor. Eaton firmly believes that it competes fairly and honestly for business in the marketplace, and that at no time did it act in an anti-competitive manner. During an earlier stage in the case, the judge concluded that damage estimates contained in a report filed by Meritor were not based on reliable data and the report was specifically excluded from the case. On November 3, 2009, Eaton filed a motion for judgment as a matter of law and to set aside the verdict. That motion was denied on March 10, 2011. On March 14, 2011, Eaton filed a motion for entry of final judgment of liability, zero damages and no injunctive relief. That motion was denied on June 9, 2011. On August 19, 2011, the Court entered final judgment of liability but awarded zero damages to plaintiffs. The Court also entered an injunction prohibiting Eaton from offering rebates or other incentives based on purchasing targets but stayed the injunction pending appeal. Eaton appealed the liability finding and the injunction to the Third Circuit Court of Appeals. Meritor cross-appealed the finding of zero damages. On September 28, 2012, the Court of Appeals affirmed the District Court's denial of Eaton's motion for judgment as a matter of law, and let stand the jury verdict in favor of Meritor. The Third Circuit also ruled that the plaintiffs' damages report was properly excluded, but reversed the judgment of zero damages and ordered that the District Court must allow plaintiffs a limited opportunity to amend the damages report, which may be re-considered for reliability and admissibility. Injunctive relief also was vacated. An estimate of any potential loss related to this action cannot be made at this time.

Note 8.	INCOME TAXES
The effective income tax rate for the second quarter of 2013 was 7.0% compared to 8.7% for the second quarter of 2012 and 6.1% for the first six months of 2013 compared to 11.9% for the first six months of 2012. The lower effective tax rate in the second quarter of 2013 was primarily attributable to the reinstatement in 2013 of the U.S. research and experimentation credit, and the effects of the Cooper transaction and integration. The lower effective tax rate in the first six months of 2013 was attributable to the items noted above, the recording of the entire 2012 U.S. research and experimentation credit in the first quarter of 2013, and enhanced utilization of foreign tax credits in the U.S.
At the end of the fourth quarter of 2011, the IRS issued a Statutory Notice of Deficiency (Notice) for Eaton's 2005 and 2006 tax years. The Notice proposes assessments of $75 in additional taxes plus $52 in penalties related primarily to transfer pricing adjustments for products manufactured in the Company's facilities in Puerto Rico and the Dominican Republic and sold to affiliated companies located in the U.S., net of agreed credits and deductions. The Company has set its transfer prices for products sold between these affiliates at the same prices that the Company sells such products to third parties. The Notice was issued despite the IRS having previously recognized the validity of the Company's transfer pricing methodology by entering into two successive binding Advance Pricing Agreements (APAs) that approved and, in fact, required the application of the Company's transfer pricing methodology for the ten year period of 2001 through 2010. For the years 2001 through 2004, the IRS had previously accepted the transfer pricing methodology related to these APAs after a comprehensive review conducted in two separate audit cycles. On December 16, 2011, immediately prior to the Notice being issued, the IRS sent a letter stating that it was canceling the APAs.

The Company firmly believes that the proposed assessments are without merit. The Company also believes that it was in full compliance with the terms of the two APAs, and that the IRS's unilateral attempt to retroactively cancel these two binding contracts is also without merit, and represents a breach of the two contracts. On February 29, 2012, the Company filed a Petition with the U.S Tax Court in which it asserted that the transfer pricing established in the two APA contracts meets the arms-length standard set by the U.S. income tax laws, and accordingly, that the two APA contracts should be enforced in accordance with their terms. On June 11, 2012, the Company filed a motion for partial summary judgment with the U.S. Tax Court, asking the U.S. Tax Court to find that the APAs are binding contracts and that the IRS has the burden of proof to substantiate cancellation of the APAs. On June 26, 2013, the U.S. Tax Court ruled that the IRS has the discretion to unilaterally cancel an APA and that the taxpayer bears the burden of proving that the IRS abused that discretion. While the Company disagrees with the Tax Court's ruling, the Company remains confident that it will be able to demonstrate that it was in full compliance with the APAs and that the IRS abused its discretion in canceling the APAs after their terms expired. In addition, the Company continues to believe the transfer pricing methodology contained in the APAs is correct. The Company believes that the ultimate resolution of this matter will not have a material impact on the consolidated financial statements.

Note 9.	EQUITY
The changes in Shareholders’ equity follow:

	Eaton shareholders’ equity	Noncontrolling interests	Total equity
Balance at December 31, 2012	$15,113	$42	$15,155
Net income	872	5	877
Other comprehensive loss	(306)	—	(306)
Cash dividends paid	(397)	(4)	(401)
Issuance of shares under equity-based compensation plans - net	106	—	106
Balance at June 30, 2013	$15,388	$43	$15,431
The changes in Accumulated other comprehensive loss follow:

	Currency translation and related hedging instruments	Pensions and other postretirement benefits	Cash flow hedges	Total
Balance at December 31, 2012	$(367)	$(1,599)	$2	$(1,964)
Other comprehensive (loss) income before reclassifications	(390)	23	(6)	(373)
Amounts reclassified from Accumulated other comprehensive (loss) income	—	66	1	67
Net current-period other comprehensive (loss) income	(390)	89	(5)	(306)
Balance at June 30, 2013	$(757)	$(1,510)	$(3)	$(2,270)

The reclassifications out of Accumulated other comprehensive loss follow:

	Six months ended June 30, 2013	Consolidated Statements of Income classification
Amortization of defined benefit pension items
Actuarial loss	$(103)	[1]
	(103)
Tax benefit	37
Total, net of tax	(66)

Gains and losses on cash flow hedges
Floating-to-fixed interest rate swaps	(1)	Interest expense - net
Currency exchange contracts	1	Cost of products sold
Commodity contracts	(1)	Cost of products sold
	(1)
Tax expense	—
Total, net of tax	(1)

Total reclassifications for the period	$(67)
1 These components of Accumulated other comprehensive loss are included in the computation of net periodic pension cost. See Note 6 for additional information about defined benefit pension items.
Net Income per Ordinary Share
A summary of the calculation of net income per ordinary share attributable to shareholders follows:

	Three months ended June 30		Six months ended June 30
(Shares in millions)	2013	2012	2013	2012
Net income attributable to Eaton ordinary shareholders	$494	$382	$872	$693

Weighted-average number of ordinary shares outstanding - diluted	476.3	339.5	475.7	339.6
Less dilutive effect of equity-based compensation	2.9	2.5	3.1	3.4
Weighted-average number of ordinary shares outstanding - basic	473.4	337.0	472.6	336.2

Net income per ordinary share
Diluted	$1.04	$1.12	$1.83	$2.04
Basic	1.04	1.13	1.84	2.06
For the second quarter and the first six months of 2013, 0.2 million and 0.1 million stock options, respectively, were excluded from the calculation of diluted net income per ordinary share because the exercise price of the options exceeded the average market price of the ordinary shares during the period and their effect, accordingly, would have been antidilutive. For the second quarter and the first six months of 2012, 2.4 million and 1.7 million stock options, respectively, were excluded from the calculation of diluted net income per ordinary share because the exercise price of the options exceeded the average market price of the ordinary shares during the period and their effect, accordingly, would have been antidilutive.

Note 10.	FAIR VALUE MEASUREMENTS
Fair value is measured based on an exit price, representing the amount that would be received to sell an asset or paid to satisfy a liability in an orderly transaction between market participants. Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, a fair value hierarchy is established, which categorizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.
A summary of financial instruments recognized at fair value, and the fair value measurements used, follows:

	Total	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Unobservable inputs (Level 3)
June 30, 2013
Cash	$628	$628	$—	$—
Short-term investments	368	368	—	—
Net derivative contracts	(13)	—	(13)	—
Long-term debt converted to floating interest rates by interest rate swaps - net	(1)	—	(1)	—

December 31, 2012
Cash	$577	$577	$—	$—
Short-term investments	527	527	—	—
Net derivative contracts	83	—	83	—
Long-term debt converted to floating interest rates by interest rate swaps - net	87	—	87	—
Eaton values its financial instruments using an industry standard market approach, in which prices and other relevant information is generated by market transactions involving identical or comparable assets or liabilities. No financial instruments were recognized using unobservable inputs.
Other Fair Value Measurements
Long-term debt and the current portion of long-term debt had a carrying value of $9,644 and fair value of $9,821 at June 30, 2013 compared to $10,076 and $10,793, respectively, at December 31, 2012. The fair value of Eaton's debt instruments was estimated using prevailing market interest rates on debt with similar creditworthiness, terms and maturities and is considered a Level 2 fair value measurement.

Note 11.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES
In the normal course of business, Eaton is exposed to certain risks related to fluctuations in interest rates, currency exchange rates and commodity prices. The Company uses various derivative and non-derivative financial instruments, primarily interest rate swaps, currency forward exchange contracts, currency swaps and, to a lesser extent, commodity contracts, to manage risks from these market fluctuations. The instruments used by Eaton are straightforward, non-leveraged instruments. The counterparties to these instruments are financial institutions with strong credit ratings. Eaton maintains control over the size of positions entered into with any one counterparty and regularly monitors the credit rating of these institutions. Such instruments are not purchased and sold for trading purposes.
Derivative financial instruments are accounted for at fair value and recognized as assets or liabilities in the Condensed Consolidated Balance Sheets. Accounting for the gain or loss resulting from the change in the fair value of the derivative financial instrument depends on whether it has been designated, and is effective, as part of a hedging relationship and, if so, as to the nature of the hedging activity. Eaton formally documents all relationships between derivative financial instruments accounted for as designated hedges and the hedged item, as well as its risk-management objective and strategy for undertaking the hedge transaction. This process includes linking derivative financial instruments to a recognized asset or liability, specific firm commitment, forecasted transaction, or net investment in a foreign operation. These financial instruments can be designated as:

•
Hedges of the change in the fair value of a recognized fixed-rate asset or liability, or the firm commitment to acquire such an asset or liability (a fair value hedge); for these hedges, the gain or loss from the derivative financial instrument, as well as the offsetting loss or gain on the hedged item attributable to the hedged risk, are recognized in income during the period of change in fair value.

•
Hedges of the variable cash flows of a recognized variable-rate asset or liability, or the forecasted acquisition of such an asset or liability (a cash flow hedge); for these hedges, the effective portion of the gain or loss from the derivative financial instrument is recognized in Accumulated other comprehensive income (loss) and reclassified to income in the same period when the gain or loss on the hedged item is included in income.

•
Hedges of the currency exposure related to a net investment in a foreign operation (a net investment hedge); for these hedges, the effective portion of the gain or loss from the derivative financial instrument is recognized in Accumulated other comprehensive income (loss) and reclassified to income in the same period when the gain or loss related to the net investment in the foreign operation is included in income.

The gain or loss from a derivative financial instrument designated as a hedge that is effective is classified in the same line of the Consolidated Statements of Income as the offsetting loss or gain on the hedged item. The change in fair value of a derivative financial instrument that is not effective as a hedge is immediately recognized in income.
For derivatives that are not designated as a hedge, any gain or loss is immediately recognized in income. The majority of derivatives used in this manner relate to risks resulting from assets or liabilities denominated in a currency and certain commodity contracts that arise in the normal course of business. Gains and losses associated with commodity hedge contracts are classified in Cost of products sold.
Eaton uses certain of its debt denominated in various currencies to hedge portions of its net investments in foreign operations against currency exposure (net investment hedges). Debt denominated in various currencies and designated as non-derivative net investment hedging instruments was $101 and $116 at June 30, 2013 and December 31, 2012, respectively.

Derivative Financial Statement Impacts
The fair value of derivative financial instruments recognized in the Condensed Consolidated Balance Sheets follows:

	Notional amount	Other current assets	Other long-term assets	Other current liabilities	Other long-term liabilities	Type of hedge	Term
June 30, 2013
Derivatives designated as hedges
Fixed-to-floating interest rate swaps	$2,390	$2	$43	$—	$46	Fair value	9 months to 21 years
Floating-to-fixed interest rate swaps	300	—	—	1	—	Cash flow	1 year
Currency exchange contracts	442	4	—	9	—	Cash flow	12 to 36 months
Commodity contracts	1	—	—	—	—	Cash flow	12 months
Total		$6	$43	$10	$46

Derivatives not designated as hedges
Currency exchange contracts	$4,165	$29		$35			12 months
Commodity contracts	2	—		—			12 months
Total		$29		$35

December 31, 2012
Derivatives designated as hedges
Fixed-to-floating interest rate swaps	$1,290	$2	$85	$—	$—	Fair value	6 months to 21 years
Floating-to-fixed interest rate swaps	300	—	—	—	2	Cash flow	1 year
Currency exchange contracts	451	9	—	4	—	Cash flow	12 to 36 months
Commodity contracts	17	—	—	—	—	Cash flow	12 months
Total		$11	$85	$4	$2

Derivatives not designated as hedges
Currency exchange contracts	$4,997	$23		$31			12 months
Commodity contracts	19	1		—			12 months
Total		$24		$31
The currency exchange contracts shown in the table above as derivatives not designated as hedges are primarily contracts entered into to manage currency volatility or exposure on intercompany sales and loans. While Eaton does not elect hedge accounting treatment for these derivatives, Eaton targets managing 100% of the intercompany balance sheet exposure to minimize the effect of currency volatility related to the movement of goods and services in the normal course of its operations. This activity represents the great majority of these currency exchange contracts.

Amounts recognized in Accumulated other comprehensive income (loss) follow:

	Three months ended June 30
	2013		2012
	Gain (loss) recognized in Accumulated other comprehensive income (loss)	Gain (loss) reclassified from Accumulated other comprehensive income (loss)	Gain (loss) recognized in Accumulated other comprehensive income (loss)	Gain (loss) reclassified from Accumulated other comprehensive income (loss)
Derivatives designated as cash flow hedges
Floating-to-fixed interest rate swaps	$—	$(1)	$(1)	$(1)
Currency exchange contracts	1	—	(3)	1
Commodity contracts	(1)	(1)	(4)	(2)
Total	$—	$(2)	$(8)	$(2)

	Six months ended June 30
	2013		2012
	Gain (loss) recognized in Accumulated other comprehensive income (loss)	Gain (loss) reclassified from Accumulated other comprehensive income (loss)	Gain (loss) recognized in Accumulated other comprehensive income (loss)	Gain (loss) reclassified from Accumulated other comprehensive income (loss)
Derivatives designated as cash flow hedges
Floating-to-fixed interest rate swaps	$—	$(1)	$(2)	$(1)
Foreign currency exchange contracts	(8)	1	6	(1)
Commodity contracts	(1)	(1)	—	(4)
Total	$(9)	$(1)	$4	$(6)
Gains and losses reclassified from Accumulated other comprehensive income (loss) to the Consolidated Statements of Income were recognized in Cost of products sold.
Amounts recognized in net income follow:

	Three months ended June 30		Six months ended June 30
	2013	2012	2013	2012
Derivatives designated as fair value hedges
Fixed-to-floating interest rate swaps	$(80)	$24	$(88)	$14
Related long-term debt converted to floating interest rates by interest rate swaps	80	(24)	88	(14)
	$—	$—	$—	$—
Gains and losses described above were recognized in Interest expense - net.

Note 12.	INVENTORY
The components of inventory follow:

	June 30, 2013	December 31, 2012
Raw materials	$978	$919
Work-in-process	421	424
Finished goods	1,127	1,129
Inventory at FIFO	2,526	2,472
Excess of FIFO over LIFO cost	(121)	(133)
Total inventory	$2,405	$2,339

Note 13.	BUSINESS SEGMENT INFORMATION
Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated on a regular basis by the chief operating decision maker, or decision making group, in deciding how to allocate resources to an individual segment and in assessing performance.
During the first quarter of 2013, Eaton re-segmented certain reportable operating segments due to a reorganization of the Company's businesses. The new reportable business segments are Electrical Products and Electrical Systems and Services (which include legacy Eaton and former Cooper electrical businesses), and Vehicle (which includes truck and automotive drivetrain and powertrain systems businesses). Previously reported segment financial information has been updated for all periods reported.
Electrical Products consists of electrical components, industrial controls, residential products, single phase power quality, emergency lighting, fire detection, wiring devices, structural support systems, circuit protection, and lighting products.
Electrical Systems and Services consists of power distribution and assemblies, three phase power quality, hazardous duty electrical equipment, intrinsically safe explosion-proof instrumentation, utility power distribution, power reliability equipment, and services.

	Three months ended June 30		Six months ended June 30
	2013	2012	2013	2012
Net sales
Electrical Products	$1,758	$903	$3,418	$1,789
Electrical Systems and Services	1,624	913	3,145	1,765
Hydraulics	772	769	1,528	1,504
Aerospace	446	436	880	866
Vehicle	1,002	1,047	1,941	2,104
Total net sales	$5,602	$4,068	$10,912	$8,028

Segment operating profit
Electrical Products	$272	$151	$513	$290
Electrical Systems and Services	227	91	437	167
Hydraulics	104	123	182	232
Aerospace	67	59	129	119
Vehicle	172	168	304	328
Total segment operating profit	842	592	1,565	1,136

Corporate
Amortization of intangible assets	(108)	(42)	(215)	(84)
Interest expense - net	(71)	(30)	(146)	(58)
Pension and other postretirement benefits expense	(43)	(39)	(81)	(80)
Inventory step-up adjustment	(1)	(1)	(34)	(3)
Other corporate expense - net	(85)	(61)	(155)	(124)
Income before income taxes	534	419	934	787
Income tax expense	37	37	57	94
Net income	497	382	877	693
Less net income for noncontrolling interests	(3)	—	(5)	—
Net income attributable to Eaton ordinary shareholders	$494	$382	$872	$693
Business segment operating profit was reduced by acquisition integration charges as follows:

	Three months ended June 30		Six months ended June 30
	2013	2012	2013	2012
Electrical Products	$12	$—	$15	$—
Electrical Systems and Services	11	5	16	7
Hydraulics	8	3	20	4
Total	$31	$8	$51	$11
Corporate acquisition integration charges totaled $6 and $12 for the second quarter and the first six months of 2013, respectively, and $1 for both the second quarter and the first six months of 2012. Corporate acquisition integration charges related primarily to the acquisition of Cooper and are included above in Other corporate expense - net.
Acquisition-related transaction costs, such as investment banking, legal and other professional fees are included above in Interest expense - net and Other corporate expense - net and are related to the acquisition of Cooper. These charges totaled $2 and $7 for the second quarter and the first six months of 2013, respectively, and $7 for both the second quarter and the first six months of 2012. See Note 3 for additional information about acquisition integration charges and transaction costs.
For additional information regarding Eaton’s business segments, see Note 14 to the Consolidated Financial Statements contained in the 2012 Form 10-K.

Note 14.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS
On November 14, 2012, Eaton Corporation issued senior notes (the "Senior Notes") totaling $4,900 related to financing the cash portion of the acquisition of Cooper. Eaton and certain other of Eaton's principal 100% owned operating subsidiaries (the "Subsidiary Guarantors") fully and unconditionally guarantee (subject, in the case of the Subsidiary Guarantors, to customary release provisions as described below), on a joint and several basis, the Senior Notes. The following condensed consolidating financial statements are included so that separate financial statements of Eaton, Eaton Corporation and the Subsidiary Guarantors are not required to be filed with the Securities and Exchange Commission. The consolidating adjustments primarily relate to eliminations of investments in subsidiaries and intercompany balances and transactions. The condensed consolidating financial statements present investments in subsidiaries using the equity method of accounting.
The guarantee of a Subsidiary Guarantor that is not a parent of the issuer will be automatically and unconditionally released and discharged in the event of any sale of the Subsidiary Guarantor or of all or substantially all of its assets; or following, or in connection with, the release or termination of the Subsidiary Guarantor as a guarantor under all other U.S. debt securities or U.S. syndicated credit facilities, subject to limitations set forth in the indenture. The guarantee of a Subsidiary Guarantor that is a parent of the issuer will be automatically and unconditionally released and discharged following, or in connection with, the release or termination of the Subsidiary Guarantor as a guarantor under all other debt securities or syndicated credit facilities, subject to limitations set forth in the indenture.
Eaton was incorporated under the laws of Ireland on May 10, 2012, and became the successor registrant to Eaton Corporation on November 30, 2012 in connection with the acquisition of Cooper. Therefore, for presentation purposes of entities under common control, Eaton is presented as the parent company in the 2013 condensed consolidating financial statements. For periods prior to November 30, 2012, Eaton Corporation is presented as the parent company.
CONSOLIDATING STATEMENTS OF COMPREHENSIVE INCOME FOR THE THREE MONTHS ENDED JUNE 30, 2013

	Eaton Corporation plc	Eaton Corporation	Subsidiary Guarantors	Other subsidiaries	Consolidating adjustments	Total
Net sales	$—	$1,743	$1,626	$3,421	$(1,188)	$5,602

Cost of products sold	—	1,352	1,179	2,527	(1,188)	3,870
Selling and administrative expense	2	365	178	415	—	960
Research and development expense	—	67	48	46	—	161
Interest expense (income) - net	—	69	7	(5)	—	71
Other expense (income) - net	—	18	15	(27)	—	6
Equity in (earnings) loss of subsidiaries, net of tax	(569)	(307)	395	(239)	720	—
Intercompany expense (income) - net	61	(111)	(860)	910	—	—
Income (loss) before income taxes	506	290	664	(206)	(720)	534
Income tax expense (benefit)	12	(42)	20	47	—	37
Net income (loss)	494	332	644	(253)	(720)	497
Less net income for noncontrolling interests	—	—	—	(3)	—	(3)
Net income (loss) attributable to Eaton ordinary shareholders	$494	$332	$644	$(256)	$(720)	$494

Other comprehensive loss	$(72)	$(41)	$(72)	$(180)	$293	$(72)
Total comprehensive income (loss) income attributable to Eaton ordinary shareholders	$422	$291	$572	$(436)	$(427)	$422

CONSOLIDATING STATEMENTS OF COMPREHENSIVE INCOME FOR THE THREE MONTHS ENDED JUNE 30, 2012

	Eaton Corporation	Subsidiary Guarantors	Other subsidiaries	Consolidating adjustments	Total
Net sales	$1,764	$658	$2,589	$(943)	$4,068

Cost of products sold	1,377	496	1,886	(944)	2,815
Selling and administrative expense	313	82	295	—	690
Research and development expense	59	23	24	—	106
Interest expense (income) - net	34	2	(6)	—	30
Other expense (income) - net	—	6	2	—	8
Equity in (earnings) loss of subsidiaries, net of tax	(360)	(17)	—	377	—
Intercompany (income) expense - net	(65)	(5)	70	—	—
Income before income taxes	406	71	318	(376)	419
Income tax expense (benefit)	24	20	(8)	1	37
Net income	382	51	326	(377)	382
Less net income for noncontrolling interests	—	—	—	—	—
Net income attributable to Eaton ordinary shareholders	$382	$51	$326	$(377)	$382

Other comprehensive loss	$(242)	$(8)	$(255)	$263	$(242)
Total comprehensive income attributable to Eaton ordinary shareholders	$140	$43	$71	$(114)	$140
CONSOLIDATING STATEMENTS OF COMPREHENSIVE INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2013

	Eaton Corporation plc	Eaton Corporation	Subsidiary Guarantors	Other subsidiaries	Consolidating adjustments	Total
Net sales	$—	$3,331	$3,199	$6,693	$(2,311)	$10,912

Cost of products sold	—	2,592	2,374	4,950	(2,311)	7,605
Selling and administrative expense	4	711	371	832	—	1,918
Research and development expense	—	128	92	93	—	313
Interest expense (income) - net	—	143	14	(11)	—	146
Other expense (income) - net	—	14	22	(40)	—	(4)
Equity in (earnings) loss of subsidiaries, net of tax	(1,013)	(624)	(172)	(405)	2,214	—
Intercompany expense (income) - net	125	(214)	(684)	773	—	—
Income before income taxes	884	581	1,182	501	(2,214)	934
Income tax expense (benefit)	12	(45)	(17)	107	—	57
Net income	872	626	1,199	394	(2,214)	877
Less net income for noncontrolling interests	—	—	—	(5)	—	(5)
Net income attributable to Eaton ordinary shareholders	$872	$626	$1,199	$389	$(2,214)	$872

Other comprehensive loss	$(306)	$(64)	$(306)	$(571)	$941	$(306)
Total comprehensive income (loss) attributable to Eaton ordinary shareholders	$566	$562	$893	$(182)	$(1,273)	$566

CONSOLIDATING STATEMENTS OF COMPREHENSIVE INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2012

	Eaton Corporation	Subsidiary Guarantors	Other subsidiaries	Consolidating adjustments	Total
Net sales	$3,444	$1,343	$5,095	$(1,854)	$8,028

Cost of products sold	2,693	1,010	3,719	(1,853)	5,569
Selling and administrative expense	641	166	585	—	1,392
Research and development expense	111	48	52	—	211
Interest expense (income) - net	69	4	(15)	—	58
Other expense - net	—	5	6	—	11
Equity in (earnings) loss of subsidiaries, net of tax	(672)	(31)	—	703	—
Intercompany (income) expense - net	(124)	(9)	133	—	—
Income before income taxes	726	150	615	(704)	787
Income tax expense	33	44	17	—	94
Net income	693	106	598	(704)	693
Less net income for noncontrolling interests	—	—	—	—	—
Net income attributable to Eaton ordinary shareholders	$693	$106	$598	$(704)	$693

Other comprehensive (loss) income	$(16)	$5	$(82)	$77	$(16)
Total comprehensive income attributable to Eaton ordinary shareholders	$677	$111	$516	$(627)	$677

CONDENSED CONSOLIDATING BALANCE SHEETS JUNE 30, 2013

	Eaton Corporation plc	Eaton Corporation		Subsidiary Guarantors		Other subsidiaries		Consolidating adjustments	Total
Assets
Current assets
Cash	$4	$44		$7		$573		$—	$628
Short-term investments	—	—		17		351		—	368
Accounts receivable - net	—	63		1,086		2,671		—	3,820
Intercompany accounts receivable	19	918		2,546		3,841		(7,324)	—
Inventory	—	344		610		1,490		(39)	2,405
Prepaid expenses and other current assets	—	518		177		302		11	1,008
Total current assets	23	1,887		4,443		9,228		(7,352)	8,229

Property, plant and equipment - net	—	952		781		2,016		—	3,749

Other noncurrent assets			—		—		—
Goodwill	—	1,382		9,264		3,403		—	14,049
Other intangible assets	—	220		4,014		2,952		—	7,186
Deferred income taxes	—	926		48		195		—	1,169
Investment in subsidiaries	23,038	8,187		30,055		8,229		(69,509)	—
Intercompany loans receivable	—	7,526		2,018		18,049		(27,593)	—
Other assets	—	408		94		373		—	875
Total assets	$23,061	$21,488		$50,717		$44,445		$(104,454)	$35,257

Liabilities and shareholders’ equity
Current liabilities
Short-term debt	$—	$101		$—		$14		$—	$115
Current portion of long-term debt	—	553		8		14		—	575
Accounts payable	—	484		364		1,197		—	2,045
Intercompany accounts payable	—	3,301		3,356		667		(7,324)	—
Accrued compensation	—	80		43		245		—	368
Other current liabilities	13	566		382		920		(3)	1,878
Total current liabilities	13	5,085		4,153		3,057		(7,327)	4,981

Noncurrent liabilities
Long-term debt	—	7,735		1,316		18		—	9,069
Pension liabilities	—	781		219		805		—	1,805
Other postretirement benefits liabilities	—	451		187		98		—	736
Deferred income taxes	—	—		1,519		782		—	2,301
Intercompany loans payable	7,660	1,967		17,006		960		(27,593)	—
Other noncurrent liabilities	—	527		95		312		—	934
Total noncurrent liabilities	7,660	11,461		20,342		2,975		(27,593)	14,845

Shareholders’ equity
Eaton shareholders' equity	15,388	4,942		26,222		38,380		(69,544)	15,388
Noncontrolling interests	—	—		—		33		10	43
Total equity	15,388	4,942		26,222		38,413		(69,534)	15,431
Total liabilities and equity	$23,061	$21,488		$50,717		$44,445		$(104,454)	$35,257

CONDENSED CONSOLIDATING BALANCE SHEETS DECEMBER 31, 2012

	Eaton Corporation plc	Eaton Corporation		Subsidiary Guarantors		Other subsidiaries		Consolidating adjustments	Total
Assets
Current assets
Cash	$7	$54		$14		$502		$—	$577
Short-term investments	—	25		38		464		—	527
Accounts receivable - net	—	624		413		2,473		—	3,510
Intercompany accounts receivable	38	365		4,693		5,643		(10,739)	—
Inventory	—	341		563		1,474		(39)	2,339
Prepaid expenses and other current assets	—	391		198		273		9	871
Total current assets	45	1,800		5,919		10,829		(10,769)	7,824

Property, plant and equipment - net	—	934		793		2,096		—	3,823

Other noncurrent assets			—		—		—
Goodwill	—	1,382		9,381		3,448		—	14,211
Other intangible assets	—	231		4,104		3,133		—	7,468
Deferred income taxes	—	941		94		219		—	1,254
Investment in subsidiaries	20,662	7,678		14,428		6,365		(49,133)	—
Intercompany loans receivable	—	7,650		13,262		14,125		(35,037)	—
Other assets	—	460		90		1,154		—	1,704
Total assets	$20,707	$21,076		$48,071		$41,369		$(94,939)	$36,284

Liabilities and shareholders’ equity
Current liabilities
Short-term debt	$—	$753		$—		$4		$—	$757
Current portion of long-term debt	—	303		8		3		—	314
Accounts payable	—	424		343		1,112		—	1,879
Intercompany accounts payable	2	2,794		4,855		3,088		(10,739)	—
Accrued compensation	—	129		76		258		—	463
Other current liabilities	—	523		424		1,114		(4)	2,057
Total current liabilities	2	4,926		5,706		5,579		(10,743)	5,470

Noncurrent liabilities
Long-term debt	—	8,397		1,331		34		—	9,762
Pension liabilities	—	895		255		854		—	2,004
Other postretirement benefits liabilities	—	454		189		97		—	740
Deferred income taxes	—	—		1,546		795		—	2,341
Intercompany loans payable	5,592	1,401		14,857		13,187		(35,037)	—
Other noncurrent liabilities	—	440		86		286		—	812
Total noncurrent liabilities	5,592	11,587		18,264		15,253		(35,037)	15,659

Shareholders’ equity
Eaton shareholders' equity	15,113	4,563		24,101		20,505		(49,169)	15,113
Noncontrolling interests	—	—		—		32		10	42
Total equity	15,113	4,563		24,101		20,537		(49,159)	15,155
Total liabilities and equity	$20,707	$21,076		$48,071		$41,369		$(94,939)	$36,284

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2013

	Eaton Corporation plc	Eaton Corporation	Subsidiary Guarantors	Other subsidiaries	Consolidating adjustments	Total
Net cash provided by (used in) operating activities	$71	$234	$557	$(151)	$(2)	$709

Investing activities
Capital expenditures for property, plant and equipment	—	(86)	(34)	(131)	—	(251)
Cash paid for acquisitions of businesses, net of cash acquired	—	—	—	(11)	—	(11)
Sales of short-term investments - net	—	25	21	102	—	148
Loans to affiliates	—	(50)	—	(1,912)	1,962	—
Repayments of loans from affiliates	—	28	88	1,876	(1,992)	—
Proceeds from sale of business	—	—	—	761	—	761
Other - net	—	(18)	(13)	(10)	—	(41)
Net cash (used in) provided by investing activities	—	(101)	62	675	(30)	606

Financing activities
Proceeds from borrowings	—	17	—	11	—	28
Payments on borrowings	—	(972)	(1)	(4)	—	(977)
Proceeds from borrowings from affiliates	—	1,560	352	50	(1,962)	—
Payments on borrowings from affiliates	—	(1,688)	(188)	(116)	1,992	—
Other intercompany financing activities	323	840	(789)	(374)	—	—
Cash dividends paid	(397)	—	—	—	—	(397)
Cash dividends paid to affiliates	—	—	—	(2)	2	—
Exercise of employee stock options	—	78	—	—	—	78
Excess tax benefit from equity-based compensation	—	22	—	—	—	22
Other - net	—	—	—	(4)	—	(4)
Net cash (used in) financing activities	(74)	(143)	(626)	(439)	32	(1,250)

Effect of currency on cash	—	—	—	(14)	—	(14)
Total (decrease) increase in cash	(3)	(10)	(7)	71	—	51
Cash at the beginning of the period	7	54	14	502	—	577
Cash at the end of the period	$4	$44	$7	$573	$—	$628

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2012

	Eaton Corporation	Subsidiary Guarantors	Other subsidiaries	Consolidating adjustments	Total
Net cash (used in) provided by operating activities	$(111)	$24	$458	$—	$371

Investing activities
Capital expenditures for property, plant and equipment	(135)	(18)	(78)	—	(231)
Cash paid for acquisitions of businesses, net of cash acquired	1	—	(366)	—	(365)
Sales (purchases) of short-term investments - net	50	—	(15)	—	35
Loans to affiliates	(173)	—	(4,342)	4,515	—
Repayments of loans from affiliates	136	—	4,365	(4,501)	—
Proceeds from sale of business	2	—	1	—	3
Other - net	(26)	(6)	8	—	(24)
Net cash used in investing activities	(145)	(24)	(427)	14	(582)

Financing activities
Proceeds from borrowings	600	—	—	—	600
Payments on borrowings	(3)	(13)	(2)	—	(18)
Payments of financing costs	—	—	—	—	—
Proceeds from borrowings from affiliates	4,342	—	173	(4,515)	—
Payments on borrowings from affiliates	(4,365)	—	(136)	4,501	—
Other intercompany financing activities	(10)	11	(1)	—	—
Cash dividends paid	(255)	—	—	—	(255)
Cash dividends paid to affiliates	—	—	—	—	—
Exercise of employee stock options	44	—	—	—	44
Excess tax benefit from equity-based compensation	21	—	—	—	21
Other - net	(50)	—	3	—	(47)
Net cash provided by (used in) financing activities	324	(2)	37	(14)	345

Effect of currency on cash	—	—	6	—	6
Total increase (decrease) in cash	68	(2)	74	—	140
Cash at the beginning of the period	120	3	262	—	385
Cash at the end of the period	$188	$1	$336	$—	$525